UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 5, 2007

GeM Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-33099	84-1553046

(Commission File Number)	(IRS Employer Identification No.)

7935 Airport Pulling Road, Suite 201
Naples, FL	34109

(Address of Principal Executive Offices)	(Zip Code)

(239) 592-1816

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Section 5 – Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On January 5, 2007, GeM Solutions, Inc. (the “Company”, “we”, or “us”) appointed Brian J. Ellis to serve as the Chief Operating Officer of the Company. In connection with his appointment, we issued an option to Mr. Ellis to purchase 350,000 shares of common stock under the Company’s 2005 Stock Incentive Plan. The option has an exercise price of $0.15 per share, vests in three equal installments over an eighteen month period from the date of grant, and terminates ten years from the date of grant. In the event Mr. Ellis is terminated without cause, the option becomes immediately vested and exercisable in full for a period of two years following termination.

     Brian J. Ellis, 56, has served as the Vice President of Marketing and Corporate Communications of the Company since April 15, 2006. Mr. Ellis brings over 25 years of senior management experience in public and private technology companies operating in domestic and international markets. From January 2005 until joining the Company, Mr. Ellis served as the Vice President of Business Development and Investor Relations of IP Applications Inc., an application service provider based in Vancouver B.C., where he was responsible for mergers and payment processing services. From January 2002 through January 2005, Mr. Ellis was as an independent management consultant providing sales, strategic marketing, and financing services primarily to early stage technology companies, including providers of wireless broadband services and specialized software applications. From September 1998 to December 2001, Mr. Ellis served as President and Chief Executive Officer of eDispatch Wireless Data, an application service provider based in Burnaby, B.C. During his tenure, he transitioned the company from a microcap Vancouver Stock Exchange listed company to a Toronto Stock Exchange Listed company with a market cap in excess of $500,000,000. Between 1990 and 1998, Mr. Ellis held senior management positions with TIR Systems Ltd., a high-technology lighting company based in Burnaby, B.C., and the T-III division of MPR Teltech Ltd., which developed a National Real Estate Brokerage System. Mr. Ellis teaches Marketing at the British Columbia Institute of Technology, Canada’s premier Polytechnic Institute.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

10.1	Option Agreement under the GeM Solutions, Inc. 2005 Stock Incentive Plan dated January 5, 2007 by and between the Company and Brian J. Ellis

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeM Solutions, Inc.

Date: January 9, 2007	By:	/s/ John E. Baker

John E. Baker
Chief Financial Officer